UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2008

TEXOLA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-114995
(Commission File Number)

47-0930829
(IRS Employer Identification No.)

Suite 290 – 601 Cordova Street, Vancouver, BC  V6B 1G1
(Address of principal executive offices and Zip Code)

604-488-0266
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

Due to current market conditions and the Company’s inability to raise further exploration and operating capital, maintaining its interests in the oil and gas properties and leases located in Brown County, Kansas, Maverick Springs, Nevada and Chinchaga, Alberta are not economically feasible and as such the properties and leases will be abandoned.  As a result and in conjunction with the Company’s audit for the year ended December 31, 2007, the investments totaling $2,123,943 will be written off to $Nil to reflect the impairment of the assets in accordance with generally accepted accounting principles.  The Company is assessing its future plans.

Item 9.01.

Financial Statements and Exhibits.

99.1

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

By: /s/ Maya Vinogradov

Name:  Maya Vinogradov

Title: President, Secretary, Treasurer and Director

Date:  February 21, 2008